EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-178878 and 333-184297) on Form S-3 and (Nos. 333-171205, 333-183635, 333-188533, 333-204722, 333-238259, 333-250927, 333-275437, and 333-279068) on Form S-8 of our reports dated February 25, 2025, with respect to the consolidated financial statements of Walker & Dunlop, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

McLean, Virginia
February 25, 2025